As filed with the Securities and Exchange Commission on March 24, 2000
                                                         Registration No. 333-
--------------------------------------------------------------------------------


                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549
                                         --------

                                          FORM S-3
                                   REGISTRATION STATEMENT
                                           UNDER
                                 THE SECURITIES ACT OF 1933

                               ENERGY CONVERSION DEVICES, INC.
                   (Exact name of registrant as specified in its charter)


          Delaware                        8731                   38-1749884
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)


                                 1675 West Maple Road
                                    Troy, MI 48084
                                    (248) 280-1900

              (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ROGER JOHN LESINSKI, ESQ.
                             Energy Conversion Devices, Inc.
                                   1675 West Maple Road
                                      Troy, MI 48084
                                      (248) 280-1900

                  (Name, address, including zip code, and telephone number,
                         including area code, of agent for service)

                                      Copies to:

                                 CRAIG A. ROEDER, ESQ.
                                    JENNER & BLOCK
                              601 Thirteenth Street, N.W.
                                 Washington, D.C. 20005
                                    (202) 639-6000

           Approximate date of proposed commencement of sale to the public:
     As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest-reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [ ] ___________________.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [ ] ____________________________.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------



                                              CALCULATION OF REGISTRATION FEE

===============================================================================================================

Title of Securities to     Amount to be           Proposed          Proposed Maximum          Amount of
    be Registered           Registered        Maximum Offering     Aggregate Offering      Registration Fee
                                              Price Per Share           Price(2)
                                             and Per Warrant(2)
---------------------------------------------------------------------------------------------------------------

Common Stock,               306,000(1)           $ 24.0625              $7,363,125            $ 1,943.87
$.01 par value
---------------------------------------------------------------------------------------------------------------

Common Stock                 70,000              $ 10.46875             $  732,813            $   193.46
Purchase Warrants

---------------------------------------------------------------------------------------------------------------
                                                                   Total . . . . . . . .      $ 2,137.33
                                                                                            ==============

===============================================================================================================



     (1) Number of shares of Common Stock registered includes shares issuable upon the exercise of the Common Stock Purchase Warrants (the "Warrants") registered hereby.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock and the Warrants, respectively, on the Nasdaq National Market on March 22, 2000.



                                        ------------


          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.


























---------------------------------------------------------------------------------------------------------------

PROSPECTUS


                                306,000 Shares
                   Shares of Common Stock ($.01 par value)

                                70,000 Shares
                        Common Stock Purchase Warrants

                        ENERGY CONVERSION DEVICES, INC.


                                --------------


      This is an offering of shares of Common Stock, $0.01 per share, of Energy Conversion Devices, Inc., and warrants to purchase shares of Common Stock. This prospectus relates to an offering of 306,000 shares of Common Stock and 70,000 Common Stock Purchase Warrants (the "Warrants").

      All of the shares of Common Stock and the Warrants in the offering are being sold by the selling securityholders identified in this prospectus. We will not receive any of the proceeds from the sale of the shares or the Warrants offered hereby. We will receive proceeds upon the exercise of the Warrants held by the selling securityholders.

      The Common Stock is traded on the Nasdaq National Market under the symbol "ENER." The Warrants are traded on the Nasdaq National Market under the symbol "ENERW." On March 22, 2000, the closing price of the Common Stock was $24.688 per share and the closing price of the Warrants was $10.813 per Warrant, as reported by the Nasdaq National Market.

                                --------------


                NEITHER THE SECURITIES AND EXCHANGE COMMISSION
                        NOR ANY OTHER REGULATORY BODY
                HAS APPROVED OR DISAPPROVED THESE SECURITIES,
               OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                --------------


      Information contained in this prospectus is subject to completion and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may any offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

                                --------------



                        Prospectus dated March 24, 2000.

      No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering herein contained and, if given or made, such information or representations must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

                                  ----------


                      WHERE YOU CAN FIND MORE INFORMATION


      This prospectus constitutes part of a Registration Statement on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and you should refer to the Registration Statement for further information about us and the securities offered by this prospectus. Any statement contained in this prospectus concerning the provision of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC is not necessarily complete, and in each instance you should refer to the copy of the document filed.

      In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information filed by us at the SEC Public Reference Rooms at:

  450 Fifth Street, N.W.  7 World Trade Center      Citicorp Center
  Room 1024               Suite 1300                500 West Madison Street
  Washington, D.C. 20549  New York, New York 10048  Suite 1400
                                                    Chicago, Illinois 60661-2511

      Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.

      You may also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information about issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


      The SEC allows us to disclose important information to you by referring you to documents we have filed or will file with the SEC. The information "incorporated by reference" is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information. We incorporate by reference the documents listed below and any future filing made with the SEC under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of all of the shares which are the subject of this prospectus is completed.

      --   Annual Report on Form 10-K for the fiscal year ended June 30, 1999

      -- Quarterly Reports on Form 10-Q for the periods ended September 30, 1999 and December 31, 1999

      -- Description of the Common Stock of the company included in the company's Registration Statement on Form 8-A as filed with the Commission on November 27, 1968.

      You can obtain any of the documents incorporated by reference in this document from the SEC through the SEC's website at the address provided above. You can also obtain any of the documents incorporated by reference from us, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document, at no cost, by requesting them in writing at the following address:

                        Energy Conversion Devices, Inc.
                        1675 West Maple Road
                        Troy, Michigan 48084
                        Attention: Corporate Secretary
                        Telephone: (248) 280-1900


                              TABLE OF CONTENTS
                                                                          Page
                                                                          ----
      Where You Can Find More Information .........................         2
      Cautionary Note Regarding Forward-Looking Statements.........         3
      The Company .................................................         4
      Use of Proceeds .............................................         5
      Selling Securityholders .....................................         5
      Plan of Distribution ........................................         6
      Validity of Securities.......................................         7
      Experts .....................................................         7



             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS


      This prospectus and the documents incorporated in this prospectus by reference contain forward-looking statements about our financial condition, results of operations, plans, objectives, future performance and business. In addition, from time to time we and our representatives have made or may make forward-looking statements orally or in writing. The words "may," "will," "believes," "expects," "intends," "anticipates," "estimates," and similar expressions have been used in this prospectus and the documents incorporated in this prospectus by reference to identify forward-looking statements.

      We have based these forward-looking statements on our current views with respect to future events and performance. Actual results may differ materially from those predicted by the forward-looking statements. These forward-looking statements involve risks, uncertainties and assumptions, including among others the following:

      -- our continued ability to protect and maintain the proprietary nature of our technology;

      -- our dependence on the willingness and ability of our licensees and joint venture partners to devote financial resources and manufacturing and marketing capabilities to commercialize products based on our technologies;

      -- our government product development and research contracts are terminated by unilateral government action;

      --   we are unable to successfully execute our internal business plans;

      -- we experience performance problems with key suppliers or subcontractors;

      -- there are no adverse changes in general economic conditions or in political or competitive forces;

      --   competition increases in our industry or markets;

      --   legal or regulatory proceedings reach unfavorable resolutions;

      -- the costs of providing compensation and benefits to our employees increase;

      -- we need to seek additional financing at a time when financing is not available on terms acceptable to us;

      --   there are adverse changes in the securities markets; and

      --   we suffer the loss of key personnel.


      There is also the risk that we incorrectly analyze these risks or that strategies we develop to address them are unsuccessful.

      These forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified in their entirety by the cautionary statements in this section. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We are not obligated to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


                                  THE COMPANY

      Energy Conversion Devices, Inc. is in the business of synthesizing new materials and developing advanced production technology and innovative products based on amorphous (disordered) and related materials, with an emphasis on alternative energy (such as its proprietary photovoltaic products, nickel metal hydride (NiMH) batteries, hydrogen storage and fuel cell technologies) and advanced information technologies. It has pioneered and developed enabling technologies, covered by a basic and broad patent portfolio, leading to new products and production processes. The Company's products and production technology are being manufactured and marketed through strategic alliances with major companies throughout the world.

      In the field of information technology, the Company's Ovonic phase-change erasable optical memory technology is becoming an international choice of major optical memory manufacturers, including, among others, Matsushita Electric Industrial Co., Ltd., Ricoh Company Ltd., Sony Corporation, TDK Corporation, Toray Industries, Inc. and Plasmon PLC. In March 2000, GE Plastics, a unit of General Electric, and the Company announced that they formed a new joint venture, Ovonic Media LLC, to design, develop and commercialize continuous web roll-to-roll technology for ultra-high speed manufacture of optical media products, primarily rewritable DVDs. In February 2000, Ovonyx, Inc., the joint venture with Mr. Tyler Lowrey, a recognized authority in semiconductor memory technology and the former vice chairman and chief technology officer of Micron Technology, Inc., announced a new strategic alliance with Intel Corporation. Intel Capital made an investment in Ovonyx. Intel also entered into a nonexclusive, royalty-bearing license agreement and is jointly developing with Ovonyx the Ovonic Unified Memory technology (OUM) at one of Intel's wafer manufacturing facilities. Ovonyx is also working with Lockheed Martin to commercialize the OUM for radiation-hard applications.


      Our principal executive offices are located at 1675 West Maple Road, Troy, Michigan 48084, and our telephone number is (248) 280-1900.


                                USE OF PROCEEDS

       We will not receive any of the proceeds from the sale of the shares or the Warrants offered hereby. We will receive proceeds upon the exercise of the Warrants held by the selling securityholders.


                            SELLING SECURITYHOLDERS

      The shares of the Common Stock and the Warrants to which this prospectus relates are being offered by the selling securityholders. The selling securityholders are Janney Montgomery Scott LLC (formerly Janney Montgomery Scott, Inc. ("Janney"); Nolan Securities Corporation ("Nolan"); Lehman Brothers Finance S.A. ("Lehman"); Charles H. Brunie; Sherlock Hibbs; John B. Deinhardt Revocable Trust, John B. Deinhardt, Trustee (the "Deinhardt Revocable Trust"); and Dennis Nebbe.

      Pursuant to the Placement Agents' Warrant Agreement dated as of May 15, 1998, we issued to Janney and Nolan warrant certificates representing the right to purchase, respectively, 52,500 (the "Janney Warrant") and 17,500 (the "Nolan Warrant") units ("Units"), each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock. The exercise price per Unit is $17.225, subject to adjustment, and the exercise price of each Warrant is $20.54, subject to adjustment.

      All of the 105,000 shares of Common Stock issuable upon the exercise of the Janney Warrant and each respective Warrant are being offered hereby for the account of Janney. We have been advised by Janney that it does not presently own any of our securities other than the Janney Warrant.

      All of the 35,000 shares of Common Stock issuable upon the exercise of the Nolan Warrant and each respective Warrant are being offered hereby for the account of Nolan. We have been advised by Nolan that it does not presently own any of our securities other than the Nolan Warrant.

      Lehman is the holder of a warrant (the "Lehman Warrant") to acquire up to 100,000 shares of Common Stock at an exercise price, subject to adjustment, of $9.75 per share. The Lehman Warrant was initially issued to a former advisor to the company and was subsequently transferred to Lehman.

      All of the 100,000 shares of Common Stock issuable upon the exercise of the Lehman Warrant are being offered hereby for the account of Lehman. We have been advised by Lehman that it does not presently own any of our securities other than the Lehman Warrant.

      Mr. Brunie was issued a warrant (the "Brunie Warrant") to acquire up to 30,000 shares of Common Stock in connection with a private placement transaction. All 30,000 shares of Common Stock are being offered hereby for the account of Mr. Brunie. Mr. Brunie is the owner of 30,000 shares of Common Stock.

      Mr. Hibbs was issued a warrant (the "Hibbs Warrant") to acquire up to 20,000 shares of Common Stock in connection with a private placement transaction. All 20,000 shares of Common Stock are being offered hereby for the account of Mr. Hibbs. Mr. Hibbs is the owner of 83,500 shares of Common Stock.

      The Deinhardt Revocable Trust was issued a warrant (the "Deinhardt Revocable Trust Warrant") to acquire up to 10,000 shares of Common Stock in connection with a private placement transaction. All 10,000 shares of Common Stock are being offered hereby for the account of the Deinhardt Revocable Trust. Deinhardt Investment Corporation, of which Mr. John B. Deinhardt is the sole shareholder, is the owner of 13,000 shares of Common Stock.

      Mr. Nebbe was issued a warrant (the "Nebbe Warrant") to acquire up to 6,000 shares of Common Stock in connection with a private placement transaction. All 6,000 shares of Common Stock are being offered hereby for the account of Mr. Nebbe. We have been advised by Mr. Nebbe that he does not presently own any of our securities other than the Nebbe Warrant.

      Except as described above, none of the foregoing persons or entities have held any position or office or had any other material relationship with us within the past three years.


                             PLAN OF DISTRIBUTION

      We have been advised that the shares of Common Stock and the Warrants to which this prospectus relates may be distributed by the selling securityholders from time to time in one or more public or private transactions, including block transactions, effected on the Nasdaq National Market or on other exchanges or markets on which the Common Stock or the Warrants may from time to time be trading, in negotiated transactions, or in a combination of the foregoing. Sales of shares of Common Stock or the Warrants by the selling securityholders may be made at prevailing market prices or at prices negotiated with the purchasers of such shares.

      The selling securityholders may effect sales of the shares of Common Stock and the Warrants to which this prospectus relates to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts or commissions payable by the selling securityholders and may receive commissions payable by purchasers of shares for whom such broker-dealers may act as agents.

      Any broker-dealer that participates with the selling securityholders in the distribution of the shares of Common Stock or the Warrants to which this prospectus relates may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealer and any profit on the resale of shares by such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

      Pursuant to the Placement Agents' Warrant Agreement, we have agreed to indemnify Janney and Nolan and their respective officers, directors and stockholders against certain liabilities, including certain liabilities arising under the Securities Act, arising in connection with the offer and sale of the Common Stock and the Warrants offered hereby.

      We will bear all costs and expenses of the registration of the securities to which this prospectus relates.


                           VALIDITY OF COMMON STOCK

      The validity of the shares of Common Stock and the Warrants being sold in the offering has been passed upon by Roger John Lesinski, Esq., the General Counsel of Energy Conversion Devices, Inc.


                                    EXPERTS

      The financial statements incorporated in this prospectus by reference from the company's Annual Report on Form 10-K for the year ended June 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Registration fee............................................... $  2,137.33
Legal fees and expenses........................................    5,000.00*
Accountants' fees and expenses.................................   10,000.00*
Miscellaneous..................................................    2,863.00*
                                                                -----------
      Total:................................................... $ 20,000.33
                                                                ===========
----------
* Estimated

      The company will bear all of the foregoing expenses.


Item 15.    Indemnification of Directors and Officers

      Our certificate of incorporation provides that we will indemnify our current and former directors and officers from and against all liabilities and reasonable expenses that they incur in connection with, or resulting from, any claims, actions, suits or proceedings to the extent that indemnification is not inconsistent with Delaware law. We also provide directors' and officers' liability insurance coverage for the acts and omissions of our directors and officers. In order to be entitled to indemnification under the provisions of our certificate of incorporation, a director or officer must be wholly successful with respect to the claim, action, suit or proceeding or have acted in good faith in what he or she reasonably believed to be the best interests of the company, or, with respect to a criminal action or proceeding, must have had no reasonable cause to believe that his or her conduct was unlawful. Prior to the final disposition of a claim, action, suit or proceeding, we will advance expenses incurred by a current or former director or officer if the director or officer provides us with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

      Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for breach of the director's duty of loyalty to us or our stockholders for acts or omissions not in good faith, or which involve intentional misconduct, or a knowing violation of law, for unlawful payment of a dividend or unlawful stock purchase or redemption under the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. While this provision provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty.


Item 16.    Exhibits

      See Exhibit Index.


Item 17.    Undertakings

A.    Subsequent Disclosure.

      The company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.


B.    Incorporation by Reference.

      The company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Indemnification.

      Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Troy, State of Michigan, on March 23, 2000.

                                    ENERGY CONVERSION DEVICES, INC.




                                    By /s/Stanford R. Ovshinsky
                                       ----------------------------------------
                                          Stanford R. Ovshinsky
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger John Lesinski and Ghazaleh Koefod, and each of them, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the company in the capacities and on the dates indicated.


          Signature                         Title                   Date
          ---------                         -----                   ----


/s/ Stanford R. Ovshinsky          Director, President and Chief  March 23, 2000
---------------------------------  Executive Officer (principal   --------------
      Stanford R. Ovshinsky        executive officer)



/s/ Stephan W. Zumsteg             Treasurer                      March 23, 2000
---------------------------------  (principal financial officer   --------------
      Stephan W. Zumsteg           and principal accounting officer)



/s/ Robert C. Stempel              Chairman of the Board of       March 23, 2000
---------------------------------  Directors                      --------------
      Robert C. Stempel

/s/ Iris M. Ovshinsky              Director                       March 23, 2000
---------------------------------                                 --------------
      Iris M. Ovshinsky


/s/ Nancy M. Bacon                 Director                       March 23, 2000
---------------------------------                                 --------------
      Nancy M. Bacon


/s/ Umberto Colombo                Director                       March 23, 2000
--------------------------------                                  --------------
      Umberto Colombo



/s/ Subhash K. Dhar                Director                       March 23, 2000
--------------------------------                                  --------------
      Subhash K. Dhar


/s/ Hellmut Fritzsche              Director                       March 23, 2000
--------------------------------                                  --------------
      Hellmut Fritzsche



/s/ Joichi Ito                     Director                       March 23, 2000
--------------------------------                                  --------------
      Joichi Ito


/s/ Seymour Liebman                Director                       March 23, 2000
--------------------------------                                  --------------
      Seymour Liebman


/s/ Tyler Lowrey                   Director                       March 23, 2000
--------------------------------                                  --------------
      Tyler Lowrey


/s Walter J. McCarthy, Jr.         Director                       March 23, 2000
--------------------------------                                  --------------
      Walter J. McCarthy, Jr.



/s/ Florence I. Metz               Director                       March 23, 2000
--------------------------------                                  --------------
      Florence I. Metz

/s/ Nathan J. Robfogel             Director                       March 23, 2000
--------------------------------                                  --------------
      Nathan J. Robfogel



/s/ Stanley K. Stynes              Director                       March 23, 2000
--------------------------------                                  --------------
      Stanley K. Stynes

                                 EXHIBIT INDEX


                                                                        PAGE OR
EXHIBIT NO.                                                            REFERENCE
-----------                                                            ---------


3.1   Restated Certificate of Incorporation filed September 29, 1967      (a)

3.2 Certificate of Amendment to Certificate of Incorporation filed September 15, 1978 increasing and extending voting rights of the Company's Class A Common Stock and establishing class
      voting with respect to other matters                                (b)

3.3   Certificate of Amendment to Certificate of Incorporation filed
      January 7, 1982 increasing and extending voting rights to the
      Company's Class A Common Stock                                      (c)

3.4 Certificate of Amendment to Certificate of Incorporation filed September 13, 1993 extending voting rights of the Company's
      Class A Common Stock                                                (d)

3.5   Certificate of Amendment to Certificate of Incorporation filed
      March 25, 1999, extending voting rights of the Company's Class A
      Common Stock, increasing the authorized capital stock of the
      Company's Common Stock to 20,930,000 shares and authorizing
      430,000 shares of Class B Common Stock                              (e)

3.6 Certificate of Amendment to Certificate of Incorporation filed January 27, 2000 increasing to 30,000,000 the number of shares of Common Stock, par value one cent ($.01) per share

3.7   Bylaws of the Company in effect as of July 17, 1997                 (f)

3.8 Amendment to Article VIII of the Bylaws effective as of October 14, 1999

10.1 Agreement among the Company, Stanford R. Ovshinsky and Iris M. Ovshinsky, relating to the automatic conversion of Class A
      Common Stock into the Company's Common Stock upon the
      occurrence of certain events, dated September 15, 1964              (g)

5.1   Opinion of Roger John Lesinski, Esq.

23.1  Consent of Roger John Lesinski, Esq.
      (included in the opinion filed as Exhibit 5.1)

23.2  Consent of Deloitte & Touche LLP




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



                             Notes to Exhibit List
                             ---------------------

(a) Filed as Exhibit 2-A to the Company's Form 8-A and incorporated herein by reference.

(b) Filed as Exhibit 3-A-2 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 2-61551) and incorporated herein by reference.

(c) Filed as Exhibit 1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1981 and incorporated herein by reference.

(d) Filed as Exhibit 3.11 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 and incorporated herein by reference.

(e) Filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and incorporated herein by reference.

(f) Filed as Exhibit 3.10 to the Company's Annual Report on Form 10-KA (Amendment No. 1) for the fiscal year ended June 30, 1997 and incorporated herein by reference.

(g) Filed as Exhibit 13-D to the Company's Registration Statement on Form S-1 (Registration No. 2-26772) and incorporated herein by reference.



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